Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Amendment No. 2 to Registration Statement on Form S-1 (No. 333-213810), Registration Statements on Form S-3 (Nos. 333-220769, 333-231980, 333-240207, 333-252765, 333-256650 and 333-257905) and in Registration Statements on Form S-8 (Nos. 333-219109, 333-208935, 333-227118, 333-232773 and 333-257740) of OncoCyte Corporation of our report dated March 19, 2021 relating to the consolidated financial statements of OncoCyte Corporation as of and for the year ended December 31, 2021, which appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California

March 11, 2022